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                                                                                                         EXHIBIT 11

                                             GATEWAY  BANCSHARES,  INC.
                         CONSOLIDATED  STATEMENT  RE  COMPUTATION  OF  EARNINGS  PER SHARE
                                                    (unaudited)


The following tabulation presents the calculation of basic and diluted earnings per common share for the three- and nine-month  periods  ended  September  30,  2003  and  2002.



                                                           Three Months Ended              Nine Months Ended
                                                     ------------------------------  ------------------------------
                                                     September 30,   September 30,   September 30,   September 30,
                                                          2003            2002            2003            2002
                                                     --------------  --------------  --------------  --------------

Basic net income                                     $      396,929  $      332,515  $    1,132,934  $      919,384
                                                     ==============  ==============  ==============  ==============

Basic earnings on common shares                      $      396,929  $      332,515  $    1,132,934  $      919,384
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, basic           658,171         681,758         673,711         681,698
                                                     ==============  ==============  ==============  ==============

Basic earnings per common share                      $         0.60  $         0.49  $         1.68  $         1.35
                                                     ==============  ==============  ==============  ==============

Basic net income per common share                    $         0.60  $         0.49  $         1.68  $         1.35
                                                     ==============  ==============  ==============  ==============

Diluted net income                                   $      396,929  $      332,515  $    1,132,934  $      919,384
                                                     ==============  ==============  ==============  ==============

Diluted earnings on common shares                    $      396,929  $      332,515  $    1,132,934  $      919,384
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, diluted         697,554         685,807         713,698         681,698
                                                     ==============  ==============  ==============  ==============

Diluted earnings per common share                    $         0.57  $         0.48  $         1.59  $         1.35
                                                     ==============  ==============  ==============  ==============

Diluted net income per common share                  $         0.57  $         0.48  $         1.59  $         1.35
                                                     ==============  ==============  ==============  ==============
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